Exhibit 99

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

This Certificate is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Quarterly Report on Form 10-QSB of Super Vision International, Inc. for the quarter ended June 30, 2002, each of the undersigned hereby certifies in his capacity as an officer of Super Vision International, Inc. that:

1.	such Quarterly Report on Form 10-QSB of Super Vision International, Inc. for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Quarterly Report on Form 10-QSB of Super Vision International, Inc. for the quarter ended June 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Super Vision International, Inc.

SUPER VISION INTERNATIONAL, INC.
Dated: August 8, 2002	/s/ Brett M. Kingstone

Brett M. Kingstone Chief Executive Officer

Dated: August 8, 2002	/s/ Larry J. Calise

Larry J. Calise Chief Financial Officer